Exhibit 3.1.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                        ESMOR CORRECTIONAL SERVICES, INC.
                     --------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the state of Delaware
                     --------------------------------------

     The undersigned, James F. Slattery and Aaron Speisman, being the President and Secretary, respectively of ESMOR CORRECTIONAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

     1. By striking out the whose of ARTICLE FIRST, as it now exists, and inserting in lieu and instead thereof a new ARTICLE FIRST, reading as follows:

     "The name of the corporation (hereinafter called the "corporation") is CORRECTIONAL SERVICES CORPORATION."

     2. By striking out the whole of ARTICLE FOURTH, as it now exists, and inserting in lieu and instead thereof a new ARTICLE FOURTH, reading as follows:

     "The total number shares of stock which the corporation shall have authority to issue is ThirtyOne Million (31,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock, all of a par value of One Cent ($.01) each, and One Million (1,000,000) share of Preferred Stock, all of a par value of One Cent ($.01) each."

     SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this certificate this 29th day of July, 1996.

James F. Slattery, President
Aaron Speisman, Secretary.